Exhibit 99.1

Dec. 21, 2006

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS
Tamera Gjesdal	Chris Henson
Senior Vice President	Senior Executive Vice President
Investor Relations	Chief Financial Officer
(336) 733-3058	(336) 733-3008

MEDIA
Bob Denham	Burney Warren	Michael C. Gerald
Senior Vice President	Executive Vice President	President and CEO
Public Relations	Mergers and Acquisitions	Coastal Financial Corporation
(910) 914-9073	(252) 321-3347	(843) 205-2680

BB&T to acquire Coastal Financial Corporation

of Myrtle Beach, S.C.

WINSTON-SALEM, N.C. and MYRTLE BEACH, S.C. – BB&T Corporation (NYSE: BBT) and Coastal Financial Corporation (Nasdaq: CFCP) today announced that they have signed a definitive merger agreement. The $394.6 million transaction would give BB&T the No. 1 deposit market share in the thriving metro Myrtle Beach, S.C., market.

With $1.7 billion in assets, Myrtle Beach-based Coastal Financial operates 24 banking offices through subsidiary federal savings bank Coastal Federal Bank. It operates 17 banking offices in the greater Myrtle Beach area and seven in greater Wilmington, N.C., where BB&T already has the No. 1 market share.

Approved by the directors of both companies, the transaction is valued at $17.04 per Coastal Financial share based on BB&T’s closing price Wednesday of $44.27. The exchange ratio is fixed at 0.385 of a share of BB&T stock for each share of Coastal Financial stock. The merger, which is subject to regulatory and Coastal Financial shareholder approval, is expected to be completed in the second quarter.

“Coastal Financial is an excellent community bank with an operating philosophy centered around highly personal service,” said BB&T Chairman and Chief Executive Officer John Allison. “Coastal cities in the Carolinas continue to be some of the highest performing markets anywhere in our footprint, and that certainly includes the economically attractive Myrtle Beach and Wilmington areas.”

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BB&T currently has the No. 4 market share in Horry County’s Myrtle Beach. The nation’s 13th fastest growing metropolitan statistical area expanded by more than 35 percent over the past decade alone. Housing starts in Horry County have surged past national numbers, including a robust 65 percent increase in new residential construction permits from 2001 to 2004, the most recent figures available.

With its world renowned golf, shopping and family entertainment, the coastal mecca draws 13 million visitors a year, according to the Myrtle Beach Chamber of Commerce.

Similarly, the local economy in greater Wilmington, an international trade port, continues to outperform the economies of North Carolina and the nation as a whole.

Economic activity in North Carolina’s Brunswick, New Hanover and Pender counties rose almost 10 percent in both 2004 and 2005, and another eight percent through the middle of this year, according to the Greater Wilmington Chamber of Commerce. The economy is expected to grow another eight percent in 2007, led by professional and medical services and retail sales.

Coastal Financial clients will be introduced to BB&T’s branch-based sales culture and its broad product and services line, including insurance, mutual funds, trust, online banking, annuities, investment banking, retail brokerage, treasury services, leasing and international banking.

“Just like BB&T, we have a long heritage based on the belief that our primary mission is to do absolutely everything we can to help our customers realize their financial dreams,” said Coastal Financial Corporation President and Chief Executive Officer Mike Gerald. “By joining forces with BB&T, we’ll be able to offer our Customers all the products and services and convenience that the nation’s 11th largest financial services institution can provide. And BB&T’s unique community banking structure will allow us to continue to make nearly all of our own decisions.”

BB&T divides its 11-state banking network into autonomous regions which operate like community banks.

Coastal Federal Bank was founded in Myrtle Beach in 1954 by community leaders who saw a need for a local bank to serve residents looking to buy or build a home. It became a public company in 1990. Coastal was ranked as the No. 1 community bank in the Carolinas in September for the seventh year in a row by U.S. Banker Magazine.

Coastal Financial board members will be asked to serve on local BB&T advisory boards.

The transaction would be BB&T’s first merger in South Carolina since March 2001. BB&T would continue to have the third highest market share in South Carolina and the third highest in North Carolina. BB&T acquired Main Street Banks of metropolitan Atlanta in June and First Citizens Bancorp of Cleveland, Tenn., in August.

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Winston-Salem-based BB&T Corporation and its subsidiaries offer full-service commercial and retail banking and additional financial services such as insurance, investments, retail brokerage, corporate finance, consumer finance, payment services, international banking, leasing and trust.

BB&T operates more than 1,450 financial centers in the Carolinas, Virginia, Maryland, West Virginia, Kentucky, Tennessee, Georgia, Florida, Alabama, Indiana and Washington, D.C.

With $118.5 billion in assets, BB&T Corp. is the nation’s 11th largest financial holding company. More information about BB&T Corp. is available at www.BBT.com.

Muldoon Murphy & Aguggia LLP served as legal counsel to Coastal Financial Corporation while Keefe, Bruyette & Woods acted as the company’s financial advisor.

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This news release contains forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections and estimates.

Please refer to BB&T’s filings with the Securities and Exchange Commission (SEC) for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this news release.

BB&T’s news releases are available at no charge through PR Newswire’s Company News On-Call facsimile service. For a menu of BB&T’s news releases or to retrieve a specific release call 1-800-758-5804, extension 809325.

The foregoing may be deemed to be offering materials of BB&T Corporation in connection with BB&T’s proposed acquisition of Coastal Financial Corporation, on the terms and subject to the conditions in the Agreement and Plan of Merger, dated December 20, 2006, between BB&T and Coastal Financial. This disclosure is being made in connection with Regulation of Takeovers and Security Holder Communications (Release Nos. 33-7760 and 34-42055) adopted by the SEC.

BB&T and Coastal Financial shareholders and other investors are urged to read the joint proxy statement/prospectus that will be included in the registration statement on Form S-4, which BB&T will file with the SEC in connection with the proposed merger, because it will contain important information about BB&T, Coastal Financial, the merger, the persons soliciting proxies in the proposed merger and their interests in the proposed merger and related matters.

The respective directors and executive officers of BB&T and Coastal Financial and other persons may be deemed to be participants in the solicitation of proxies from Coastal Financial shareholders with respect to the proposed transaction. Information regarding BB&T’s directors and executive officers is available in its proxy statement filed with the SEC on March 15, 2006. Information regarding Coastal Financial’s directors and executive officers is available in its proxy statement filed with the SEC on December 18, 2006.

Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

This news release is not an offer to sell, or a solicitation of an offer to buy, shares of BB&T common stock, or the solicitation of any proxies from Coastal Financial shareholders.

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After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC Web site (www.sec.gov) and from BB&T and Coastal Financial as follows:

Michael L. Nichols, External Reporting Manager, BB&T Corporation, 150 S. Stratford Road, Suite 400, Winston-Salem, NC 27104. Telephone: (336) 733-3079.

Susan J. Cooke, Senior Vice President and Secretary, Coastal Financial Corporation, 2619 Oak St., Myrtle Beach, SC 29577. Telephone: (843) 205-2676.

In addition to the proposed registration statement and proxy statement/prospectus, BB&T and Coastal Financial file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York and Chicago.

Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. BB&T and Coastal Financial SEC filings also are available to the public from commercial document-retrieval services and at www.sec.gov.